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                                                                     Exhibit 1.1



                      GE DEALER FLOORPLAN MASTER NOTE TRUST

                                  Series 2005-2

                     $714,000,000 Class A Asset-Backed Notes
                     $22,600,000 Class B Asset-Backed Notes
                     $13,400,000 Class C Asset-Backed Notes



                             UNDERWRITING AGREEMENT


Deutsche Bank Securities Inc.
60 Wall Street, 19th Floor
New York, NY 10005
(the "Underwriter")

                                                                October 12, 2005

Ladies and Gentlemen:

         CDF Funding, Inc., a Delaware corporation (the "Company"), proposes to cause GE Dealer Floorplan Master Note Trust (the "Issuer") to issue $714,000,000 aggregate principal amount of Class A Asset Backed Notes, Series 2005-2 (the "Class A Notes"), $22,600,000 aggregate principal amount of the Class B Asset Backed Notes, Series 2005-2 (the "Class B Notes") and $13,400,000 aggregate principal amount of the Class C Asset Backed Notes, Series 2005-2 (the "Class C Notes", and together with the Class A Notes and the Class B Notes, the "Offered Notes"). The offering of the Offered Notes by the Underwriter pursuant to this Agreement is referred to herein as the "Note Offering." The Company is jointly owned by General Electric Capital Corporation ("GE Capital") and General Electric Capital Services, Inc.

         The Issuer is a Delaware statutory trust formed pursuant to (a) a Trust Agreement, dated as of April 20, 2004 (as amended, supplemented or otherwise modified, the "Trust Agreement"), between the Company and The Bank of New York (Delaware), as owner trustee (the "Owner Trustee"), and (b) the filing of a certificate of trust with the Secretary of State of Delaware on April 20, 2004. The Offered Notes will be issued pursuant to a Master Indenture, dated as of August 12, 2004 (the "Master Indenture"), between the Issuer and Wilmington Trust Company, as indenture trustee (the "Indenture Trustee"), as supplemented by Supplement No. 1 to Master Indenture, dated as of May 5, 2005 ("Supplement No. 1"), and the Series 2005-2 Indenture Supplement with respect to the Offered Notes, to be dated as of the Closing Date (the "Indenture Supplement" and, together with the Master Indenture and Supplement No. 1, the "Indenture").



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         The primary assets of the Issuer are (i) a certificate (the "Note Trust
Certificate") representing a beneficial interest in the assets held in Distribution Financial Services Floorplan Master Trust (the "DFS Trust"), issued pursuant to the Series 2004-NTC Supplement, dated as of August 12, 2004, to the Amended and Restated Pooling and Servicing Agreement, dated as of April 1, 2000 (as amended, restated, modified or supplemented, the "Pooling and Servicing Agreement"), among GE Commercial Distribution Finance Corporation ("CDF"), formerly known as Deutsche Financial Services Corporation, as servicer, Wilmington Trust Company, successor to The Chase Manhattan Bank (the "DFS Trustee"), as trustee, and CDF Financing, L.L.C., a Delaware limited liability company, and (ii) such assets that the Company may acquire from time to time pursuant to a Receivables Sale Agreement, dated as of August 12, 2004 (the "Receivables Sale Agreement"), among the Company, CDF, Transamerica Commercial Finance Corporation and Brunswick Accepance Company, LLC ("BAC"), as amended by Amendment No. 1 to Receivables Sale Agreement (the "RSA Amendment"), dated as of May 5, 2005, including receivables ("Receivables") arising in a portfolio of revolving accounts owned by CDF, BAC and other originators from time to time.

         The Receivables are transferred to the Issuer pursuant to the Receivables Purchase and Contribution Agreement, dated as of August 12, 2004 (the "RPCA"), between the Company and the Issuer, as amended by Amendment No. 1 to Receivables Purchase and Contribution Agreement, dated as of May 5, 2005 (the "RPCA Amendment"). The Issuer has also acquired the Note Trust Certificate pursuant to the RPCA. GE Capital has agreed to conduct the servicing, collection and administration of the Receivables owned by the Issuer pursuant to a Servicing Agreement, dated as of August 12, 2004 (the "Servicing Agreement"), between the Issuer and GE Capital, as master servicer, as amended by Amendment No. 1 to Servicing Agreement (the "Servicing Amendment"), dated as of May 5, 2005.

         GE Capital has agreed to provide notices and perform on behalf of the Issuer certain other administrative obligations required by the RPCA, the Servicing Agreement, the Master Indenture and each indenture supplement for each series of notes issued by the Issuer, pursuant to an Administration Agreement, dated as of August 12, 2004 (the "Administration Agreement"), between GE Capital, as administrator (in such capacity, the "Administrator"), the Issuer and The Bank of New York (Delaware), as Owner Trustee. The Trust Agreement, the Indenture, the RPCA, the RPCA Amendment, the Receivables Sale Agreement, the RSA Amendment, the Servicing Agreement, the Servicing Amendment and the Administration Agreement are referred to herein, collectively, as the "Program Documents."

         This Underwriting Agreement is referred to herein as this "Agreement." To the extent not defined herein, capitalized terms used herein have the meanings assigned in the Program Documents.

         The Company and GE Capital hereby agree, severally and not jointly, with the Underwriter as follows:

         1. Representations and Warranties. The Company represents and warrants to and agrees with the Underwriter, as of the date hereof, that:

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                  (a) A registration statement on Form S-3 (Nos. 333-115582,
         333-115582-02, 333-115582-03 and 333-115582-04), including a form of prospectus and such amendments thereto as may have been filed prior to the date hereof, relating to the Offered Notes and the offering thereof in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), has been filed with, and has been declared effective by, the Securities and Exchange Commission (the "Commission"). If any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. For purposes of this Agreement, "Effective Time" means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, and "Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time, is hereinafter referred to as the "Registration Statement." The Company proposes to file with the Commission pursuant to Rule 424(b) ("Rule 424(b)") under the Act a supplement (the "Prospectus Supplement") to the prospectus included in the Registration Statement (such prospectus in the form most recently revised and filed with the Commission pursuant to Rule 424(b), is hereinafter referred to as the "Base Prospectus") relating to the Offered Notes and the method of distribution thereof. The Base Prospectus and the Prospectus Supplement, together with any amendment thereof or supplement thereto, are hereinafter referred to as the "Prospectus."

                  (b) The Registration Statement, as of the Effective Date, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and of the Trust Indenture Act of 1939, as amended; on the date of this Agreement, the Prospectus conforms, and as of the time of filing the Prospectus pursuant to Rule 424(b), the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; the Registration Statement, at the Effective Time, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as of its date, and as of the time of filing pursuant to Rule 424(b), will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from such Registration Statement or such Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use in the preparation thereof, which information consists of the Underwriter's Information (as defined herein).

                  (c) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification, with power to own, lease and operate its property and conduct its business as it is currently conducted.

                  (d) The Company has, and will have, the requisite power to execute and deliver any other agreement or document executed by it in connection with the issuance and sale of the related Offered Notes and this Agreement and to perform its obligations hereunder.

                  (e) Each of the Program Documents and this Agreement has been, or will be, duly and validly authorized, executed and delivered by the Company, and each of the Program Documents and this Agreement constitutes, or will constitute, the valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  (f) The Offered Notes will conform to the description thereof contained in the Prospectus and as of the Closing Date will be duly and validly authorized and, when validly executed, countersigned, issued and delivered in accordance with the Indenture and sold to the Underwriter as provided herein, will be validly issued and outstanding and entitled to the benefits of the related Indenture.

                  (g) Neither the execution and delivery by the Company of any Program Document or this Agreement nor the consummation by the Company of the transactions contemplated herein or therein, nor the issuance of the Offered Notes by the Issuer or the public offering thereof as contemplated in the Prospectus, will conflict in any material respect with or result in a material breach of, or constitute a material default (with notice or passage of time or both) under, or result in the imposition of any lien, pledge, charge, encumbrance, adverse claim or other security interest of any other Person upon any of the property or assets of the Company (except as required or permitted pursuant thereto or hereto), pursuant to any material mortgage, indenture, loan agreement, contract or other instrument to which the Company is party or by which it is bound, nor will such action result in any violation by the Company of any provisions of any applicable law, administrative regulation or administrative or court decree, the certificate of incorporation or by-laws of the Company. The Company is not in violation of its certificate of incorporation, in default in any material respect in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease, trust agreement, transfer and servicing agreement or other instrument to which it is a party or by which it may be bound, or to which any material portion of its property or assets is subject.

                  (h) No action by the Company in connection with the issuance or sale of the Offered Notes, the consummation by the Company of any other of the transactions herein contemplated, or the fulfillment by the Company of the terms hereof, will conflict with any statute, order or regulation applicable to the Company with respect to the offering of the Offered Notes by any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or with any organizational document of the Company or any instrument or any agreement under which the Company is bound or to which it is a party.

                  (i) No legal or governmental proceedings are pending to which the Company is a party or of which any property of the Company is the subject, which if determined adversely to the Company would, individually or in the aggregate, have a material adverse effect on the financial position, shareholders' equity or results of operations of the Company; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (j) No consent, approval, authorization or order of, or registration, filing or declaration with, any court or governmental agency or body is required, or will be required, by the Company in connection with (i) the execution and delivery by the Company of any Program Document or this Agreement or the performance by the Company of any Program Document or this Agreement or (ii) the offer, sale or delivery of the Offered Notes, except such as shall have been obtained or made, as the case may be, or will be obtained or made, as the case may be, prior to the applicable Closing Date, or will not materially and adversely affect the ability of the Company to perform its obligations under any Program Document or this Agreement.

                  (k) The Company possesses, and will possess, all material licenses, certificates, authorities or permits issued by the appropriate state, Federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus, except to the extent that the failure to have such licenses, certificates, authorities or permits does not have a material adverse effect on the Offered Notes or the financial condition of the Company, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of its business, operations or financial condition.

                  (l) The Company is not now, and following the issuance of the Offered Notes, the Company will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (m) On the Closing Date, (i) the Company will have good and marketable title to the related Receivables, free and clear of any Lien, except to the extent permitted in the Program Documents, (ii) the Company will not have assigned to any Person any of its right, title or interest in such Receivables or in the Program Documents other than pursuant to the Program Documents, and (iii) the Company will have the power and authority to sell such Receivables to the Issuer.

                  (n) Since the date as of which information is given in the Registration Statement, there has not been any material adverse change in the business or net worth of the Company or GE Capital.

         2. Purchase and Sale.

                  (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price of 99.860% of the principal amount thereof, all of the Class A Notes.

                  (b) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price of 99.780% of the principal amount thereof, all of the Class B Notes.

                  (c) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at a purchase price of 99.715% of the principal amount thereof, all of the Class C Notes.

                  (d) The parties hereto agree that settlement for all securities pursuant to this Agreement shall take place on the terms set forth herein and not as set forth in Rule 15c6-1(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         3. Delivery and Payment. Delivery of and payment for the Offered Notes shall be made at the offices of Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois, at 10:00 A.M., New York City time, on the "Closing Date" specified in the related Indenture Supplement, which date and time may be postponed by agreement between the Underwriter and the Company (such date and time being herein called the "Closing Date"). Delivery of such Offered Notes shall be made to the Underwriter against payment by the Underwriter of the purchase price thereof to or upon the order of the Company by wire transfer in Federal or other immediately available funds or by check payable in Federal funds, as the Company shall specify prior to such Closing Date. Unless delivery is made through the facilities of The Depository Trust Company, the Offered Notes shall be registered in such names and in such authorized denominations as the Underwriter may request not less than two full business days in advance of such Closing Date.

         The Company agrees to notify the Underwriter at least two business days before each Closing Date of the exact principal balance evidenced by the Offered Notes and to have such Offered Notes available for inspection in Chicago, Illinois, no later than 12:00 noon on the business day prior to such Closing Date.

         4. Offering by the Underwriter.

                  (a) It is understood that the Underwriter proposes to offer the Offered Notes for sale to the public as set forth in the Prospectus.

                  (b) The Underwriter represents and warrants that it has complied in all material respects, and agrees that it will comply in all material respects, with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers the Offered Notes or distributes the Prospectus.

         5. Agreements. The Company agrees with the Underwriter that:

                  (a) The Company will cause the Prospectus to be transmitted to the Commission for filing pursuant to Rule 424 under the Act by means reasonably calculated to result in filing with the Commission pursuant to such rule, and prior to the termination of the offering of the Offered Notes, also will advise the Underwriter of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Offered Notes.

                  (b) If, at any time when a Prospectus relating to the Offered Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus to comply with the Act or the rules thereunder, the Company will promptly notify the Underwriter of such event and prepare and file with the Commission an amendment or supplement that will correct such statement or omission or an amendment which will effect such compliance.

                  (c) The Company will furnish to the Underwriter a copy of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriter may be required by the Act, as many copies of the Prospectus as the Underwriter may reasonably request.

                  (d) The Company will furnish such information, execute such instruments and take such actions as may be reasonably requested by the Underwriter to qualify the Offered Notes for sale under the laws of such jurisdictions as the Underwriter may designate and to maintain such qualifications in effect so long as required for the initial distribution of the Offered Notes; provided, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is not now so subject.

                  (e) If the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, and will reimburse the Underwriter for any reasonable expenses (excluding fees of counsel) reasonably incurred by it in connection with qualification of the Offered Notes for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Underwriter has reasonably requested pursuant to Section 5(d), for any fees charged by investment rating agencies for the rating of the Offered Notes, and for expenses incurred in distributing the Prospectus to the Underwriter. If the transactions contemplated by this Agreement are not consummated because any condition to the obligations of the Underwriter set forth in Section 6 is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof other than by reason of default by the Underwriter, the Company will reimburse the Underwriter upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriter in connection with the proposed purchase, sale and offering of the Offered Notes. Except as herein provided, the Underwriter shall be responsible for paying all costs and expenses incurred by them, including the fees and disbursements of their counsel, in connection with the purchase and sale of the Offered Notes.

         6. Conditions to the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Offered Notes shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained in this Agreement, to the accuracy of the statements of the Company made in any applicable officers' certificates pursuant to the provisions hereof, to the performance by the Company of its obligations under this Agreement and to the following additional conditions applicable to the Offered Notes:

                  (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company, threatened by the Commission.

                  (b) Counsel to each of the Company, GE Capital and the Issuer (who shall be satisfactory to the Underwriter) shall have furnished to the Underwriter an opinion or opinions, dated the Closing Date, in each case in form and substance reasonably satisfactory to the Underwriter and counsel for the Underwriter, relating to certain enforceability, securities law and security interest matters.

                  (c) In-house counsel for each of the Company and GE Capital shall have furnished to the Underwriter an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter and counsel for the Underwriter.

                  (d) The Underwriter shall have received from McKee Nelson LLP, counsel for the Underwriter, such opinion or opinions, dated the related Closing Date, with respect to the issuance and sale of the Offered Notes, the Prospectus and such other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as the Underwriter may reasonably request for the purpose of enabling them to pass upon such matters.

                  (e) The Company shall have furnished to the Underwriter a certificate of the Company, signed by the President, any Vice President, or the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signatory of such certificate has carefully examined the Program Documents to which the Company is a party, and that, to the best of such person's knowledge after reasonable investigation, the representations and warranties of the Company in this Agreement and the Program Documents to which the Company is a party are true and correct in all material respects, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

                  (f) Counsel for the Indenture Trustee (who shall be satisfactory to the Underwriter) shall have furnished to the Underwriter an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter.

                  (g) Counsel for the Owner Trustee (who shall be satisfactory to the Underwriter) shall have furnished to the Underwriter an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter.

                  (h) Counsel for the Company (who shall be satisfactory to the Underwriter) shall have furnished to the Underwriter opinions, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter, relating to certain insolvency and bankruptcy matters and Federal income tax matters.

                  (i) The Underwriter shall have received a letter, dated the Closing Date or such other date as may be agreed upon between the Underwriter and the Company, from certified public accountants (who shall be satisfactory to the Underwriter), substantially in the form previously approved by the Underwriter.

                  (j) The Offered Notes shall have received the ratings specified in the Prospectus.

                  (k) Prior to the Closing Date, the Company shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.

                  (l) Subsequent to the date of the Prospectus, there shall not have been any material adverse change in the business or properties of the Company or GE Capital which in the reasonable judgment of the Underwriter, after consultation with the Company, materially impairs the investment quality of the Offered Notes so as to make it impractical or inadvisable to proceed with the public offering or the delivery of such Offered Notes as contemplated by the Prospectus.

         7. Indemnification and Contribution.

                  (a) The Company and GE Capital, jointly and severally, agree to indemnify and hold harmless the Underwriter and each Person who controls the Underwriter within the meaning of Section 15 of the Act or
         Section 20 of the Exchange Act (a "Controlling Person") against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or are caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse the Underwriter and Controlling Person for any legal or other expenses reasonably incurred by the Underwriter or such Controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that (i) neither the Company nor GE Capital will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or GE Capital by or on behalf of the Underwriter specifically for use in connection with the preparation of the Prospectus or any other offering materials used in connection with the offer and sale of the Offered Notes by the

         Underwriter (the "Underwriter's Information"), and (ii) such indemnity with respect to any Corrected Statement (as defined below) in such Prospectus shall not inure to the benefit of the Underwriter (or any Controlling Person) from whom the Person asserting any loss, claim, damage or liability purchased the Offered Notes that are the subject thereof if such Person was not sent a copy of a Prospectus at or prior to the confirmation of the sale of such Offered Notes and the untrue statement or omission of a material fact contained in such Prospectus was corrected (a "Corrected Statement") in such other supplement to the Prospectus and such supplement was furnished by the Company or GE Capital to the Underwriter reasonably prior to the delivery of such confirmation. This indemnity agreement will be in addition to any liability which the Company or GE Capital may otherwise have.

                  The Underwriter agrees to indemnify and hold harmless the Company, GE Capital and each of their respective directors, managers and officers who signs the Registration Statement relating to the Offered Notes, and each Person who controls the Company or GE Capital within the meaning of the Act or the Exchange Act to the same extent as the foregoing indemnities from the Company and GE Capital to the Underwriter, but only with reference to written information furnished to the Company or GE Capital by or on behalf of the Underwriter specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have. Each of the Company and GE Capital acknowledges that the statements set forth on the cover page of the Prospectus Supplement in the table under the heading "Class A Notes" and on the line across from "Price to public," in the columns labeled "Class A Underwriter" and "Principal Amount of Class A Notes" under the heading "Underwriting" in the Prospectus Supplement, in the table following the third paragraph under the heading "Underwriting" in the Prospectus Supplement in the column labeled "Class A Notes", on the cover page of the Prospectus Supplement in the table under the heading "Class B Notes" and on the line across from "Price to public," in the columns labeled "Class B Underwriter" and "Principal Amount of Class B Notes" under the heading "Underwriting" in the Prospectus Supplement, in the table following the third paragraph under the heading "Underwriting" in the Prospectus Supplement in the column labeled "Class B Notes", on the cover page of the Prospectus Supplement in the table under the heading "Class C Notes" and on the line across from "Price to public," in the columns labeled "Class C Underwriter" and "Principal Amount of Class C Notes" and under the heading "Underwriting" in the Prospectus Supplement, in the table following the third paragraph under the heading "Underwriting" in the Prospectus Supplement in the column labeled "Class C Notes", and in the penultimate paragraph under the heading "Underwriting" in the Prospectus Supplement constitute the information furnished in writing by or on behalf of the Underwriter for inclusion in the Prospectus, and the Underwriter confirms that such statements are correct.

                  (b) Promptly after receipt by an indemnified party under this
         Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission or failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7 except and to the extent of any prejudice to the indemnifying party arising from such failure or omission to provide notice. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless
         (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, that the indemnifying party shall not be liable for the expenses of more than one separate counsel approved by the indemnified party in the case of subparagraph (a) or (b) of this Section 7, representing the indemnified parties under subparagraph (a) or (b), who are parties to such action),
         (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). Unless it shall assume the defense of any proceeding, the indemnifying party shall not be liable for any settlement of any proceeding, effected without its written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss, claim, damage or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of any indemnified party.

                  (c) If the indemnification provided for in paragraph (a) or
         (b) of this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company, GE Capital or the Underwriter, on grounds of policy or otherwise, then each indemnifying party shall contribute to the aggregate losses, claims, damages and liabilities to which the Company, GE Capital and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and GE Capital on the one hand and the Underwriter on the other from the offering of the Offered Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and GE Capital on the one hand and of the Underwriter, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and GE Capital on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) of the Offered Notes received by the Company and GE Capital bear to the total underwriting discounts and commissions received by the Underwriter with respect to the Offered Notes. Notwithstanding the other provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the underwriting discount received by it. The relative fault of the Company and GE Capital on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact in the Registration Statement or the Prospectus or the omission or alleged omission to state a material fact therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading relates to information supplied by the Company or GE Capital or by the Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (d) The Company, GE Capital and the Underwriter agree that it would not be just and equitable if contribution pursuant to Section 7(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in
         Section 7(c) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim except where the indemnified party is required to bear such expenses pursuant to Section 7(b); which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party reasonably believes that it will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment.

Notwithstanding anything to the contrary in Section 7(c), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each Controlling Person shall have the same rights to contribution as the Underwriter, and each Person who controls the Company or GE Capital within the meaning of either the Act or the Exchange Act, each officer, director or manager of the Company or GE Capital who shall have signed the Registration Statement and each director of the Company or GE

Capital shall have the same rights to contribution as the Company or GE Capital, as applicable, subject in each case to the immediately preceding sentence of this paragraph.

         (e) Computational Materials and Structural Term Sheets. The Underwriter represents and warrants to and agrees with the Company, as of the date of the date hereof and as of the Closing Date, that it has not used, and will not use, any Derived Information (as such term is defined below) in connection with the offering of the Offered Notes. For purposes of this Agreement, "Derived Information" means the type of information defined as Collateral Term Sheets, Structural Term Sheets or Computational Materials (as such terms are interpreted in the No-Action Letters). The terms "Collateral Term Sheet" and "Structural Term Sheet" shall have the respective meanings assigned to them in the February 13, 1995 letter (the "PSA Letter") of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which letter, and the Commission staff's response thereto, were publicly available February 17, 1995), and with respect to "Collateral Term Sheet" includes any subsequent Collateral Term Sheet that reflects a substantive change in the information presented. The term "Computational Materials" has the meaning assigned to it in the May 17, 1994 letter of Brown & Wood on behalf of Kidder, Peabody & Co., Inc. (which letter, and the Commission staff's response thereto, were publicly available May 20,
1994) (the "Kidder Letter", and together with the PSA Letter, the "No-Action Letters").

         8. Agreement of the Underwriter. The Underwriter agrees that (i) a printed copy of the Prospectus will be delivered to each Person who receives a confirmation of sale prior to or at the same time with such confirmation of sale; (ii) if an electronic copy of the Prospectus is delivered by the Underwriter for any purpose, such copy shall be the same electronic file containing the Prospectus in the identical form transmitted electronically to the Underwriter by or on behalf of the Company specifically for use by the Underwriter pursuant to this Section 8; for example, if the Prospectus is delivered to the Underwriter by or on behalf of the Company as a single electronic file in pdf format, then the Underwriter will deliver the electronic copy of the Prospectus in the same single electronic file in pdf format; and
(iii) it has not used, and during the period for which it has an obligation to deliver a "prospectus" (as defined in Section 2(a)(10) of the Act) relating to the Offered Notes (including any period during which the Underwriter has such delivery obligation in its capacity as a "dealer" (as defined in Section 2(a)(12) of the Act)) it will not use, any internet Web site or electronic media containing information for prospective investors, including, without limitation, any internet Web site or electronic media maintained by third parties, in connection with the offering of the Offered Notes, except in compliance with applicable laws and regulations.

         9. [Reserved].

         10. Termination.

         (a) This Agreement shall be subject to termination by notice given to the Company, if the sale of the Offered Notes provided for herein is not consummated because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement. If the Underwriter terminates this Agreement in accordance with this

Section 10, the Company will reimburse the Underwriter for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the Underwriter in connection with the proposed purchase and sale of the Offered Notes.

         (b) The obligations of the Underwriter to purchase the Offered Notes on the Closing Date shall be terminable by the Underwriter by written notice delivered by the Underwriter to the Company and GE Capital if at any time on or before the Closing Date (a) a general moratorium on commercial banking activities in New York shall have been declared by any of Federal or New York state authorities, (b) trading in securities generally on the New York Stock Exchange shall have been suspended, or minimum or maximum prices or ranges of prices shall be established, by such exchange or by order of the Commission, (c) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the Underwriter's reasonable judgment, impracticable or inadvisable to market the Offered Notes on the terms and in the manner contemplated in the Prospectus. Upon such notice being given, the parties to this Agreement shall (except for the liability of the Company under Section
7) be released and discharged from their respective obligations under this Agreement.

         11. Representations and Indemnities to Survive Delivery. The agreements, representations, warranties, indemnities and other statements of the Company, GE Capital or their respective officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of the officers, directors, managers or Controlling Persons, and will survive delivery of and payment for the related Offered Notes. The provisions of Section 7 hereof shall survive the termination or cancellation of this Agreement.

         12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and Controlling Persons, and their successors and assigns, and no other Person will have any right or obligation hereunder. No purchaser of any Offered Note from the Underwriter shall be deemed a successor or assign by reason of such purchase.

         13. APPLICABLE LAW.

                  (a) THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                  (b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE

         JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH
         SECTION 16 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY'S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                  (c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         14. Miscellaneous. This Agreement supersedes all prior and contemporaneous agreements and understandings relating to the subject matter hereof. This Agreement may not be changed, waived, discharged or terminated except by an affirmative written agreement made by the party against whom enforcement of the change, waiver, discharge or termination is sought.

The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof or thereof.

         15. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Executed counterparts may be delivered electronically.

         16. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be delivered to it at its address first above written; or if sent to the Company, will be delivered to 5595 Trillium Boulevard, Hoffman Estates, Illinois 60192,
Attention: General Counsel; or if sent to GE Capital, will be delivered to 44 Old Ridgebury Road, Danbury, CT, 06810, Attn: Manager, Securitizations.

         17. Non-Petition Covenant. Notwithstanding any prior termination of this Agreement, the Underwriter shall not acquiesce, petition or otherwise invoke or cause the Company or the Issuer to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Company or the Issuer under any Federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Company or the Issuer.

         18. Nature of Underwriter's Services. The Company acknowledges and agrees that the Underwriter in providing investment banking services to the Company in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend the Underwriter to act in any capacity other than independent contractor, including as a fiduciary.



                               [Signatures Follow]

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, GE Capital and the Underwriter.

                                      Very truly yours,


                                      CDF FUNDING, INC.


                                      By:   /s/ John E. Peak
                                           Name: John E. Peak
                                           Title: Vice President


                                      GENERAL ELECTRIC CAPITAL CORPORATION


                                      By:   /s/ Mark Hutchinson
                                           Name: Mark Hutchinson
                                           Title: Vice President

The foregoing Agreement is
hereby confirmed and accepted
on the date first above written.

DEUTSCHE BANK SECURITIES INC., as Underwriter

By:   /s/ James P. Murphy
     Name: James P. Murphy
     Title: Director


By:   /s/ Judith Klahn
     Name: Judith Klahn
     Title:  Vice President


                                      S-2